                                                                   Exhibit 10.18

November 24, 2004

Mr. Peter L. Lanciano
66 White Wood Road
Milford, MA 01757

Dear Peter:

     The purpose of this letter agreement ("Agreement") is to set forth the terms of your separation from Altus Pharmaceuticals Inc. (the "Company"). The Company's provision of Separation Pay and Benefits (as defined in Section 5 below) is subject to the terms and conditions set forth in this Agreement. In consideration of the promises, conditions and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by you and the Company, you and the Company agree as follows:

     1. SEPARATION OF EMPLOYMENT. Your employment with the Company ended on October 29, 2004 (the "Separation Date"). Effective as of the Separation Date, you resigned from your positions as Chairman of the Board, Chief Executive Officer of the Company ("CEO") and President of the Company. You hereby resign, also effective as of the Separation Date, from all committees of the Board of Directors of the Company (the "Board") and from all other positions held in the Company or any Company subsidiary, other than as set forth in Section 2 below. You acknowledge that from and after the Separation Date, you will have no authority to, and will not, represent yourself as an officer or employee of the Company.

     2. BOARD DESIGNATION AND MEMBERSHIP. As of the Effective Date (as defined in Section 5 below), you will be appointed as Vice-Chairman of the Board, to provide Services (as defined in Section 3 below), and, in your capacity as Vice-Chairman of the Board, you will report to the Chairman of the Board. In addition, you will continue as a member of the Board, subject to the provisions of Section 4 below.

     3. SERVICES. As may be requested by the Chairman of the Board or the CEO from time to time, you will provide the following services (collectively, the "Services"): (i) supporting the Company's management transition internally, and externally to all constituents, including, but not limited to, the Company's investors, partners, customers, suppliers and affiliates; (ii) supporting the Chairman of the Board, (iii) successfully maintaining and transitioning the Amano, Cystic Fibrosis Foundation, and Dr. Falk Pharma relationships, (iv) otherwise fulfilling the obligations of this Agreement, and (v) such other services as may be reasonably requested by the Chairman or the CEO. In connection with performing the Services and serving on the Board, you agree to abide by all applicable Company policies and procedures as in effect from time to time, including, but not limited to, the Company's Code of Conduct and other similar policies.

Mr. Peter L. Lanciano
November 24, 2004
Page -2-


     4. SERVICE TERM AND TERMINATION.

          (i) You and the Company agree that your service to the Company will continue from the Effective Date through October 31, 2005, unless otherwise earlier terminated by the Company pursuant to the terms of this Agreement (this period, as it may be reduced in accordance with Section 9 below, being hereinafter referred to as the "Service Term"). The Chairman of the Board, in his sole discretion, may at any time following the Effective Date request that you resign from the Board, and you hereby agree to resign from the Board upon such request. Notwithstanding any provision of this Agreement to the contrary, in the event you are requested to resign from the Board, you will continue to provide Services as may be reasonably requested from time to time until October 31, 2005 in exchange for continued payment of the Separation Pay and Benefits, subject to earlier termination in accordance with
               Section 9 below.

          (ii) At the end of the Service Term, the Company may consider, in its sole discretion, extending the Service Term for an additional period, upon terms and conditions to be agreed upon at such time.

     5. SEPARATION PAY AND BENEFITS. In exchange for your performance of the Services and your promises set forth in this Agreement, and beginning as soon as practicable after the eighth (8th) day following your submission of a signed version of this Agreement in accordance with Section 10 below (the "Effective Date"), the Company agrees to provide you with the following payments and benefits (the "Separation Pay and Benefits"):

          (i) Fee payments at a rate equal to your most recent monthly base salary amount in effect prior to the Separation Date, which amounts will be paid during the Service Term in monthly installments on the last business day of each month commencing on November 30, 2004.

          (ii) Eligibility for 2004 annual bonus, as determined by the Compensation Committee of the Board in its sole discretion, the amount of which will be based on the Compensation Committee's assessment of (a) your performance in relation to previously agreed CEO objectives for the period from January 1, 2004 through October 29, 2004, and (b) your performance as Vice-Chairman for the period from the Effective Date through December 31, 2004. To the extent the Compensation Committee of the Board determines to award you a 2004 annual bonus, such bonus will be paid to you at the same time that 2004 annual bonuses are paid to senior executives of the Company.

          (iii) Continuation of vesting of your stock options during the Service Term; all vested options will remain exercisable for a period of 3 months after the Service Term.

Mr. Peter L. Lanciano
November 24, 2004
Page -3-


          (iv) Upon completion of the appropriate COBRA(1/) forms, and subject to all the requirements of COBRA, during the Service Term, continuation of your participation in the Company's medical insurance plans at the Company's cost. After the Service Term, you will have the right to continue your medical insurance, subject to the requirements of COBRA, at your own cost. The "qualifying event" under COBRA shall be deemed to have occurred on the Separation Date.

     You acknowledge that, except for (x) the specific financial consideration set forth in this Agreement, and (y) your final wages and any pay for accrued but unused vacation, which have been paid to you in accordance with the Company's regular payroll practices and applicable law, you are not now and will not in the future be entitled to any other compensation from the Company, including, without limitation, other wages, commissions, bonuses, vacation pay, holiday pay, paid time off or any other form of compensation or benefit.

     6. REIMBURSEMENT OF EXPENSES. You hereby acknowledge receipt of all expense reimbursements due to you in connection with all services performed, and expenses incurred, prior to the Separation Date. Upon presentation of proper documentation submitted to the Company on a timely basis, the Company will reimburse you, in accordance with Company policy with respect thereto as in effect from time to time, for all ordinary and reasonable out-of-pocket business expenses incurred by you in performing the Services after the Separation Date.

     7. EQUITY. You expressly agree to the following:

          (i) to modify your existing option agreements with the Company to the extent necessary to comply with Section 5(iii) above; and

          (ii) to be bound by any standard underwriter "lock up" provisions that may be requested of the directors, officers or stockholders of the Company at any time.

     8. COVENANTS BY YOU. You expressly acknowledge and agree to the following:

          (i) that for a period of two years following the Effective Date, you will not, without the prior written consent of the Company:

               (a) for yourself or on behalf of any other person or entity, directly or indirectly, either as principal, partner, stockholder, officer, director, member, employee, consultant, agent, representative or in any other capacity, own, manage, operate or control, or be connected with or employed by, or otherwise associate in any manner with, engage in or have a financial interest in, any business or business activity which is related to the research, development, manufacture, marketing, selling or servicing of products or services that are competitive with the products or services being

----------
(1/) "COBRA" is the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

Mr. Peter L. Lanciano
November 24, 2004
Page -4-


                    marketed, sold, serviced or under research or development by or on behalf of the Company, including, but not limited to, services and products related to the crystallization of proteins or antibodies (the "Restricted Business"), except that nothing contained herein will preclude you from purchasing or owning securities of any such business if such securities are publicly traded, and provided that your holdings do not exceed one percent (1%)of the issued and outstanding securities of any class of securities of such business; or

               (b) either individually or on behalf of or through any third party, directly or indirectly, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, for the purpose of competing with or disrupting the relationship with the Company or any present or future parent, subsidiary or other affiliate of the Company that is engaged in the Restricted Business, any persons or entities that are, or were, customers, clients, collaborative partners, or vendors of the Company, or any prospective customers, clients, collaborative partners, or vendors with respect to which the Company has developed, made or received a presentation for the purpose of offering or obtaining services or engaging in a collaborative relationship at any time in the 12-month period immediately preceding the Effective Date or during the Service Term; or

               (c) either individually or on behalf of or through any third party, directly or indirectly, (1) hire, retain, solicit, entice, encourage or persuade, or attempt to hire, retain, solicit, entice, encourage or persuade any director or employee of, or consultant to, the Company to leave the service of the Company for any reason, or (2) employ, cause to be employed, or solicit the employment or service of, any director or employee of, or consultant to, the Company, in each case while any such person is providing services to the Company or within six months after any such person has ceased providing services to the Company; or

               (d) either individually or on behalf of or through any third party, directly or indirectly, interfere with, or attempt to interfere with, the relations between the Company and any collaborative partner of, or vendor or supplier to, the Company;

          (ii) that, as soon as reasonably possible following the Effective Date, you will provide to the Company an inventory of all Company property in your possession and that on the last day of the Service Term you will return to the Company all material Company documents (and any copies thereof) and all Company property (regardless how such documents (or copies thereof) or property are maintained, including whether or not in electronic form or otherwise), and that you will abide by the provisions of the

Mr. Peter L. Lanciano
November 24, 2004
Page -5-


               Company's Non-Disclosure and Assignment of Inventions Agreement (copy attached) previously signed by you, the terms of which are hereby incorporated by reference and which shall survive the signing of this Agreement; further, you agree that you will abide by any and all common law and/or statutory obligations relating to protection and non-disclosure of the Company's trade secrets and/or confidential and proprietary documents and information;

          (iii) that all information relating in any way to the negotiation of this Agreement, including the terms and amount of financial consideration provided for in this Agreement, shall be held confidential by you and shall not be publicized or disclosed to any person (other than an immediate family member, legal counsel or financial advisor, provided that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or government agency (except as mandated by state or federal law), except that nothing in this paragraph will prohibit you from participating in an investigation with a state or federal agency if requested by the agency to do so;

          (iv) that you will perform and make yourself generally available to the Company during the Service Term to perform the Services; you further agree that you will cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company, its directors, shareholders, officers, or employees; the Company will reimburse you for reasonable, documented expenses incurred should your presence be required in person, in accordance with Company policy and as determined by the Chairman of the Board, in his discretion; you further agree that should you be contacted by any individual or any person representing an individual or entity that is or may be legally or competitively adverse to the Company in connection with any claims or legal proceedings, you will promptly notify the Chairman of the Board (or the Chairman's designee) of that fact in writing; and

          (v) you further recognize and acknowledge that (a) the types of employment which are prohibited by this Section 8 are narrow and reasonable in relation to the skills which represent your principal salable asset both to the Company and to your other prospective employers and (b) the time period and scope of the provisions of this Section 8 are reasonable, legitimate and fair to you in light of the Company's need to continue its therapeutic product research and development efforts, including seeking collaborative partnerships, and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which you are qualified to earn your livelihood.

     Your acknowledgements and agreements set forth in this Section 8 supersede any acknowledgements and agreements related to the same subject matter contained in any other

Mr. Peter L. Lanciano
November 24, 2004
Page -6-


agreement that you have previously entered into with the Company, and this
Section 8 will survive the termination of the Service Term or of this Agreement for any reason or for no reason.

     9. MATERIAL BREACH. Notwithstanding any other provision of this Agreement to the contrary, if the Board determines in its sole discretion that you (a) are not, or have not been, performing (or are not, or have not been, generally available to perform) the Services in good faith, or (b) have otherwise materially breached the terms of this Agreement, then, in addition to any other legal or equitable remedy that may be available to the Company, (x) if such determination is made during the Service Term, the Company may terminate the Service Term at any time thereafter, and all Separation Pay and Benefits hereunder will immediately cease, and (y) regardless of whether such determination is made during or after the Service Term, you will immediately refund to the Company all Separation Pay and Benefits already paid to you, and you will immediately forfeit any additional vesting of your stock options (or stock received upon exercise of the additionally vested portion thereof) following the Separation Date, without, in all cases, any consideration paid to you (other than the Company's repayment to you of the exercise price of any shares purchased by you upon exercise of the additionally vested portion of your options).

     10. RELEASE OF CLAIMS. You hereby agree and acknowledge that by signing this Agreement and accepting the Separation Pay and Benefits and for other good and valuable consideration, you are waiving your right to assert any and all forms of legal Claims (as defined below) against the Company(2/) of any kind whatsoever, whether known or unknown, arising from the beginning of time through the date you execute this Agreement (the "Execution Date"). Except as set forth below, your waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as "Claims") against the Company seeking any form of relief, including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages, or any other form of monetary recovery whatsoever (including, without limitation, back pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against the Company, for any alleged action, inaction or circumstance existing or arising through the Execution Date.

     Without limiting the foregoing general waiver and release, you specifically waive and release the Company from any Claim arising from or related to your relationship with the Company or the termination thereof, including, without limitation:

          (i) Claims under any state or federal discrimination, fair employment practices or other employment-related statute, regulation or executive order (as they may have been amended through the Execution Date) prohibiting discrimination or harassment based upon any protected status, including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any

----------
(2/) For purposes of this Section, the "Company" includes Altus Pharmaceuticals
     Inc. and any of its divisions, affiliates (which means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company), subsidiaries and all other related entities, and its and their directors, officers, employees, shareholders, representatives, and their respective assigns.

Mr. Peter L. Lanciano
November 24, 2004
Page -7-


               Claims arising under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act, and any similar Massachusetts or other federal, state or local statute.

          (ii) Claims under any other federal, state or local employment-related statute, regulation or executive order (as they may have been amended through the Execution Date) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and any similar Massachusetts or other federal, state or local statute.

          (iii) Claims under any federal, state or local common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

          (iv) Claims under any federal, state or local securities law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any Massachusetts, Delaware or other federal, state or local securities statutes and regulations.

          (v)  Any other Claim arising under federal, state or local law.

     You acknowledge and agree that, but for providing this waiver and release, you would not be receiving the economic benefits being provided to you under the terms of this Agreement. Notwithstanding the foregoing, this Section 10 does not release the Company from any obligation expressly set forth in this Agreement.

     You explicitly acknowledge that because you are over forty (40) years of age, you have specific rights under the Age Discrimination in Employment Act ("ADEA") and the Older Workers Benefit Protection Act ("OWBPA"), which prohibit discrimination on the basis of age, and that the releases set forth in this
Section 10 are intended to waive any right that you may have to file a claim against the Company alleging discrimination on the basis of age.

     It is the Company's desire and intention to make certain that you fully understand the provisions and effects of this Agreement. To that end, you have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Agreement. Also, consistent with the provisions of the OWBPA and ADEA, the Company is providing you with twenty-one
(21) days in which to consider and accept the terms of this

Mr. Peter L. Lanciano
November 24, 2004
Page -8-


Agreement by signing below and returning it to Jonathan L. Kravetz, Esq., c/o Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, or such other address as the Company may designate by written notice to you. In addition, you may rescind your acceptance of this Agreement if, within seven (7) days after you sign and return this Agreement, you deliver by hand or by facsimile a notice of rescission to Jonathan L. Kravetz, Esq. at the above-referenced address, or, if by facsimile, to (617) 542-2241.

     Also, consistent with the provisions of the ADEA and other federal discrimination laws, nothing in this release shall be deemed to prohibit you from challenging the validity of this release under the federal age or other discrimination laws (the "Federal Discrimination Laws") or from filing a charge or complaint of age or other employment related discrimination with the Equal Employment Opportunity Commission ("EEOC"), or from participating in any investigation or proceeding conducted by the EEOC. Further, nothing in this release or Agreement shall be deemed to limit the Company's right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Agreement constitutes a full release of any individual rights under the Federal Discrimination Laws, or to seek restitution to the extent permitted by law of the economic benefits provided to you under this Agreement in the event that you successfully challenge the validity of this release and prevail in any claim under the Federal Discrimination Laws.

     11. SUPPLEMENTAL RELEASE OF CLAIMS. In consideration of the promises, conditions and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which you hereby acknowledge, at the end of the Service Term, you agree to execute an additional release in which you waive your right to assert any and all forms of legal Claims against the Company (as specifically defined in Section 10 above) of any kind whatsoever, whether known or unknown, arising from the Execution Date through the date on which the Service Term terminates. You acknowledge and agree that such release shall be substantially similar in form and substance to Section 10 of this Agreement.

     12. ATTORNEY FEES. The Company will reimburse you up to a maximum of $2,500 for review of this Agreement (and any drafts hereof) by your legal counsel, payable upon presentation of an applicable invoice for services rendered.

     13. NO CONFLICT. By signing this Agreement, you represent that you have no agreement with or other legal obligation to any prior employer or any other person or entity that restricts your ability to enter into this Agreement, or to perform the Services hereunder.

     14. ASSIGNMENT. The Company may assign its rights and obligations under this Agreement at its sole discretion. As this Agreement is personal to you, you may not assign your rights and obligations under this Agreement. This Agreement shall be binding on you and the Company, and shall inure to the benefit of any successors and/or permitted assigns of you and the Company.

     15. HEADINGS. The headings in this Agreement are for convenience only, and you and the Company agree that they shall not be construed or interpreted to modify or affect the construction or interpretation of any provision of this Agreement.

Mr. Peter L. Lanciano
November 24, 2004
Page -9-


     16. INJUNCTIVE RELIEF. You acknowledge and agree that a breach or threatened breach by you of any terms of this Agreement, including, but not limited to, your covenants and/or obligations under Sections 7 and 8 above, would pose the risk of irreparable harm to the Company, and that in the event of a breach or threatened breach of any of such terms, in addition to such other remedies that the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief in the form of specific performance, or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available, and that the seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

     17. ENTIRE AGREEMENT/MODIFICATION/WAIVER/CHOICE OF LAW/ENFORCEABILITY. You acknowledge and agree that this Agreement supersedes the terms and provisions of the term sheet, dated and delivered to you on October 28, 2004 (the "Term Sheet"), and any and all prior or contemporaneous oral or written agreements, representations, covenants or understandings between you and the Company with respect to the subject matter of the Term Sheet. All other agreements to which you are a party shall continue in full force and effect, except to the extent otherwise provided herein. No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by the parties hereto. The failure of either party to this Agreement to seek enforcement of any provision of this Agreement in any instance or for any period of time will not be construed as a waiver of such provision or of such party's right to seek enforcement of such provision in the future. This Agreement shall be deemed to have been made in Massachusetts, shall take effect as an instrument under seal within Massachusetts, and shall be governed by and construed in accordance with the laws of Massachusetts, without giving effect to conflict of law principles. You agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its breach, will be commenced in Massachusetts in a court of competent jurisdiction, and you further acknowledge that venue for such actions will lie exclusively in Massachusetts and that material witnesses and documents would be located in Massachusetts. Both parties hereby waive and renounce in advance any right to a trial by jury in connection with such legal action. The provisions of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full.

     18. MUTUAL NON-DISPARAGEMENT.

          (i) You agree that you will not make any statements that are professionally or personally disparaging about, or adverse to, the interests of the Company (including, but not limited to, its current or former officers, directors, employees, shareholders, consultants, collaborative partners, vendors, representatives and agents) including, but not limited to, any statements that disparage any person, product, service, finances, financial condition, capability or any other aspect of the business of the Company or such other person or entity, and that you will not engage in any conduct which could reasonably be

Mr. Peter L. Lanciano
November 24, 2004
Page -10-


               expected to harm professionally or personally the reputation of the Company (including, but not limited to, its current or former officers, directors, employees, shareholders, consultants, collaborative partners, vendors, representatives and agents); and

          (ii) The Company agrees that neither it or any officer or director will make any statements that are professionally or personally disparaging about, or adverse to, your interests including, but not limited to, any statements that disparage you, your capabilities or any other aspect of your performance for the Company, and that neither the Company nor its officers or directors will engage in any conduct which could reasonably be expected to harm your personal or professional reputation. You may refer any reference requests to either the Chairman of the Board or any member of the Compensation Committee, who shall respond to any such inquiry in a manner consistent with the requirements of this subsection (ii).

          (iii) Nothing in this Section 18 shall prevent the parties from (A) complying with compulsory legal process or otherwise making disclosures in connection with litigation or administrative proceedings, (B) making such disclosures as are necessary to obtain legal advice, (C) making disclosures as are required by federal, state or local regulatory authorities, and (D) making disclosures which by law are required or cannot be prohibited.

     By executing this Agreement, you are acknowledging that you have been afforded sufficient time to understand the terms and effects of this Agreement, that your agreements and obligations hereunder are made voluntarily, knowingly and without duress, and that neither the Company nor its agents or representatives have made any representations inconsistent with the provisions of this Agreement.

     If the foregoing correctly sets forth our understanding, please sign and date the enclosed copy of this Agreement in the spaces provided below, and return the executed copy to Jonathan L. Kravetz, Esq. at the above-referenced address.

                                        Sincerely,

                                        ALTUS PHARMACEUTICALS INC.


                                        By: /s/ Jonathan Root
                                            ------------------------------------
                                        Name: Jonathan Root
                                        Title: Chairman of the Compensation
                                               Committee

Confirmed, Acknowledged and Agreed:

/s/ Peter L. Lanciano
-------------------------------------
Peter L. Lanciano

Mr. Peter L. Lanciano
November 24, 2004
Page -11-


Dated:
       ---------------

                                November 22, 2005

Mr. Peter L. Lanciano
66 White Wood Road
Milford, MA 01757

Dear Peter:

      The purpose of this letter agreement (this "Agreement") is to amend that certain letter agreement between you and Altus Pharmaceuticals Inc. (the "Company"), dated November 24, 2004 (the "Separation Agreement"), in order to extend the deadline for exercising your stock options. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Separation Agreement.

      In consideration of your continued service to the Company as a member of the Board of Directors, and the promises, conditions and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by you and the Company, you and the Company hereby agree as follows:

      1. AMENDMENT. The text of Section 5(iii) of the Separation Agreement shall be deleted in its entirety and replaced with the following:

      "Your stock options will continue to vest during the Service Term but shall cease vesting on October 31, 2005. Your stock options may be exercised on or before the earliest of (i) three months after the date that you cease to be a director of the Company, or (ii) December 31, 2006, but may not be exercised thereafter. In such event, your stock options shall be exercisable only to the extent that each such option has become exercisable as of October 31, 2005 and is in effect at the date of such cessation of service as a director."

      2. BOARD OF DIRECTORS. You agree that, effective as of October 31, 2005, you have resigned as Vice Chairman of the Board of Directors but not as a member of the Board of Directors.

      3. NO GUARANTEE OF TAX TREATMENT/WITHHOLDING OBLIGATIONS. You agree and acknowledge that the Company makes no representations or warranties regarding the tax treatment or tax consequences of this Agreement or any terms of your stock options, or benefits or payments to which you may be entitled in connection with the exercise of your stock options, including, without limitation, by operation of Section 409A of the Internal Revenue Code of 1986, as amended, or any successor statute, regulation and guidance thereto. You will hold the Company and its officers, directors, employees, agents and advisors harmless from any liability resulting from any tax consequences you may incur in connection with your stock options. You hereby agree and acknowledge that upon exercise of any of your stock options, you will be required to reimburse the Company, on demand, for all amounts the Company deems necessary to satisfy the Company's federal, state and local withholding obligations to the extent of your taxable compensation attributable to any such exercise.

Mr. Peter L. Lanciano
November 22, 2005
Page 2

      4. GOVERNING LAW. This Agreement shall be deemed to have been made in Massachusetts, shall take effect as an instrument under seal within Massachusetts, and shall be governed by and construed in accordance with the laws of Massachusetts, without giving effect to conflict of law principles.

      5. EFFECT ON ORIGINAL AGREEMENT. Except as specifically provided in this Agreement, no other amendments, revisions or changes are made to the Separation Agreement. All other terms and provisions of the Separation Agreement shall remain in full force and effect.

      6. CONFORMING REFERENCES. Upon the effectiveness of this Agreement, each reference in the Separation Agreement to "this Agreement," "hereunder," "herein," or other words of like import, shall mean and be a reference to the Separation Agreement as amended hereby.

      7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      By executing this Agreement, you are acknowledging that you have been afforded sufficient time to understand, and seek advice from your personal counsel, on the terms and effects of this Agreement, and that your agreements hereunder are made voluntarily, knowingly and without duress, and that neither the Company nor its agents or representatives have made any representations inconsistent with the provisions of this Agreement.

                                        Sincerely,

                                        ALTUS PHARMACEUTICALS INC.



                                        By: /s/ Jonathan Root
                                            ------------------------------------
                                        Name:  Jonathan Root
                                        Title: Chairman, Compensation Committee

CONFIRMED, ACKNOWLEDGED AND AGREED:

/s/ Peter L. Lanciano
-------------------------------
Peter L. Lanciano

Dated: November 22, 2005
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